EXHIBIT 10.1

This Subordinated Credit Agreement is subordinate (i) in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated concurrently herewith by and between Theodore C. Skokos, a party to this Agreement, and Silicon Valley Bank (in such capacity, “First Lien Holder”), a party to the Loan and Security Agreement dated as of July 28, 2004 by and among ATS Medical, Inc. and First Lien Holder, as amended, and (ii) to the obligations of the Borrower to the holders of the Borrower’s 6% Convertible Senior Notes due 2025 and issued pursuant to that certain Indenture dated as of October 7, 2005, made by and between the Borrower and Wells Fargo Bank, National Association, as trustee; and Theodore C. Skokos, by his acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

SUBORDINATED CREDIT AGREEMENT

THIS SUBORDINATED CREDIT AGREEMENT (this “Agreement”), dated as of June 29, 2008, is by and between ATS MEDICAL, INC., a corporation organized under the laws of the State of Minnesota (the “Borrower”), and THEODORE C. SKOKOS, an individual (the “Lender”).

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings:

“Advance”: As defined in Section 2.1.

“Bloomberg”: Bloomberg Financial Markets.

“Business Day”: Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which banks are permitted to be open at the location of the Lender.

“Collateral”: As described in Exhibit B hereto.

“Commitment”: The obligation of the Lender to make Advances to the Borrower in an aggregate principal amount outstanding at any time not to exceed the Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

“Commitment Amount”: As defined in Section 2.1.

“Commitment Fees”: As defined in Section 2.7.

“Common Stock”: The common stock, $0.01 per share, of the Borrower.

“Default”: Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

“Effective Date”: The date on which all the conditions precedent to the effectiveness of this Agreement, as set forth in Article III, have been or, on such date, will be, satisfied.

“Effective Date Warrant”: A Warrant dated as of the Effective Date to purchase up to 245,098 shares of Common Stock.

“Event of Default”: Any event described in Section 7.1.

“Fair Market Value”: The value of a share of Common Stock as of the Effective Date, which shall be equal to the closing price of the Common Stock on the Nasdaq Stock Market on the trading day immediately prior to the Effective Date as reported by Bloomberg (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Lender if Bloomberg is not then reporting sales prices of such security) (collectively, “Bloomberg”).

“GAAP”: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

“Lien”: With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

“Loan Documents”: This Agreement, the Subordinated Security Agreement, and the Note.

“Maturity Date”: As defined in Section 2.1.

“Maximum Total Outstanding Revolver Amount”: The amount of the highest Total Outstanding Revolver Amount at any time prior to the date of any Advance.

“Note”: As defined in Section 2.3.

“Person”: Any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Required Warrant”: Any Warrant required to be issued pursuant to Section 2.10.

“Senior Lender”: Silicon Valley Bank.

“Shareholder Approval”: Such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Borrower in order to enable the Borrower to issue common stock in connection with the exercise of the Warrants.

“Subordinated Security Agreement”: The Subordinated Security Agreement dated as of June 29, 2008, executed by the Borrower in favor of the Lender, as the same may be amended, restated or otherwise modified in the form of Exhibit C attached hereto.

“Subordination Agreement”: The Subordination Agreement dated as of June 29, 2008, by and between the Senior Lender and the Lender, as the same may be amended, restated or otherwise modified.

“Total Outstanding Revolver Amount”: The aggregate unpaid principal amount of all Advances.

“Warrant”: Any Warrant issued by the Borrower in favor of the Lender, including the Effective Date Warrant and any Required Warrant, in the form of Exhibit D attached hereto, as the same may be amended, restated or otherwise modified from time to time.

Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

Section 1.3 Other Definitional Terms, Terms of Construction. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and the like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.” All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements. All covenants, terms, definitions and other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Note are irrevocably paid in full and the Commitment is terminated.

ARTICLE II

TERMS OF LENDING

Section 2.1 The Revolving Commitment. On the terms and subject to the conditions hereof, the Lender agrees to make advances (each an “Advance”) to the Borrower on a revolving basis at any time and from time to time from the Effective Date to June 29, 2010 (the “Maturity Date”), during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, provided, that the unpaid principal amount of outstanding Advances shall not at any time exceed $5,000,000 (the “Commitment Amount”).

Section 2.2 Procedure for Advances. Any request by the Borrower for an Advance shall be in writing or by telephone and must be given so as to be received by the Lender not later than 1:00 p.m. central standard time on the Business Day prior to the requested Advance date. Each request for an Advance shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Advance date and after giving effect to such Advance the applicable conditions specified in Article III have been and will continue be satisfied. Each request for an Advance shall specify (i) the requested Advance date (which must be a Business Day) and (ii) the amount of such Advance. Unless the Lender determines that any applicable condition specified in Article III has not been satisfied, the Lender will make available to the Borrower at the Borrower’s principal office in immediately available funds not later than 1:00 p.m. central standard time on the requested Advance date the amount of the requested Advance.

Section 2.3 The Note. The Advances shall be evidenced by a single promissory note of the Borrower (as the same may be amended, restated or otherwise modified, the “Note”), substantially in the form of Exhibit A hereto, in the amount of the Commitment Amount originally in effect. The Lender shall enter in its ledgers and records the amount of each Advance made and the payments made thereon.

Section 2.4 Interest Rates, Interest Payments and Default Interest. Interest shall accrue and be payable on the unpaid balance of the Note at a fixed rate of 15% per annum (the “Interest Rate”). Interest shall be payable quarterly in arrears on the last day of each calendar quarter and upon final payment of the Note.

Section 2.5 Repayment and Prepayment. Principal of the Note shall be payable in full on the Maturity Date. The Borrower may prepay the Note, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Amounts prepaid under this Section may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement.

Section 2.6 Optional Reduction of Commitment Amount or Termination of Commitment. The Borrower may, at any time, upon not less than 20 Business Days prior written notice to the Lender, reduce the Commitment Amount, with any such reduction in a minimum amount of $1,000,000. Upon any reduction in the Commitment Amount pursuant to this Section, the Borrower shall pay to the Lender the amount, if any, by which the aggregate unpaid principal amount of the Note exceeds the Commitment Amount as so reduced. Amounts so paid cannot be reborrowed. The Borrower may, at any time, upon not less than 40 Business Days prior written notice to the Lender, terminate the Commitment in its entirety. Upon termination of the Commitment pursuant to this Section, the Borrower shall pay to the Lender all unpaid obligations of the Borrower to the Lender hereunder.

Section 2.7 Commitment Fee. The Borrower shall pay to the Lender fees (the “Commitment Fees”) in an amount determined by applying a rate of 1% per annum to the average daily unused Revolving Commitment Amount for the period from the date of this Agreement to the Maturity Date. Such Commitment Fees are payable in arrears annually on the anniversary of the Effective Date and on the Maturity Date.

Section 2.8 Computation. Commitment Fees and interest on the Note shall be computed on the basis of actual days elapsed and a year of 360 days.

Section 2.9 Use of Proceeds. The proceeds of each Advance shall be used for the Borrower’s general business purposes in a manner not in conflict with any of the Borrower’s covenants in this Agreement.

Section 2.10 Warrants. The Borrower shall issue a Warrant in connection with each Advance subject to the terms and conditions:

(a) If the Total Outstanding Revolver Amount after giving effect to the Advance is less than or equal to the Maximum Total Outstanding Revolver Amount, no Warrant shall be issued.

(b) If the Total Outstanding Revolver Amount after giving effect to the Advance is greater than the Maximum Total Outstanding Revolver Amount, the Borrower shall issue a Warrant to the Lender for a number of shares of Common Stock equal to twenty percent (20%) of the difference between (i) such Total Outstanding Revolver Amount less (ii) the Maximum Total Outstanding Revolver Amount, divided by $2.04.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions to Effectiveness. The obligations of the Lender hereunder shall be subject to the fulfillment of each of the following conditions on or prior to the Effective Date:

(a) Documents. The Lender shall have received the following:

(i) This Agreement executed by a duly authorized officer (or officers) of the Borrower and dated the Effective Date.

(ii) The Note executed by a duly authorized officer (or officers) of the Borrower and dated the Effective Date.

(iii) A copy of the corporate resolutions of the Borrower authorizing the execution, delivery and performance of this Agreement and the Note and containing an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute this Agreement and the Note, certified as of the Effective Date by the Secretary or an Assistant Secretary of the Borrower.

(iv) The Subordinated Security Agreement executed by a duly authorized officer (or officers) of the Borrower in favor of the Lender and dated the Effective Date.

(v) The Subordination Agreement executed by a duly authorized officer (or officers) of the Lender and the Senior Lender and dated the Effective Date.

(vi) The Effective Date Warrant executed by a duly authorized officer (or officers) of the Borrower in favor of the Lender and dated the Effective Date.

(vii) Evidence of the cash exercise by Alta Partners VIII, L.P. (“Alta”) of warrants to purchase 1,960,000 shares of the Borrower’s common stock issued to Alta in June, 2007.

(b) Other Matters. All organizational and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents, including records of corporate proceedings, which it may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper Borrower or governmental authorities.

(c) Perfection. A financing statement with respect to the Collateral shall have been appropriately filed or recorded to the satisfaction of the Lender.

Section 3.2 Conditions Precedent to all Advances. The Lender shall not have any obligation to make any Advance hereunder unless:

(a) all representations and warranties of the Borrower made in this Agreement remain true and correct in all material respects;

(b) no Default or Event of Default exists; and

(c) if a Required Warrant is required under Section 2.10, the Borrower has delivered to Lender a Required Warrant executed by a duly authorized officer (or officers) of the Borrower in favor of the Lender; provided that, if a Shareholder Approval of such Required Warrant is necessary, no Advance shall be required unless and until such Shareholder Approval has been obtained.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender:

Section 4.1 Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into the Loan Documents to which it is a party and to issue the Note and to perform its obligations hereunder and thereunder. The Loan Documents to which the Borrower is a party have been duly authorized by all necessary corporate action and when executed and delivered will be the legal and binding obligations of the Borrower. The execution and delivery of the Loan Documents to which the Borrower is a party will not violate the Borrower’s Articles of Incorporation or bylaws or any law applicable to the Borrower. No governmental consent or exemption is required in connection with the Borrower’s execution and delivery of the Loan Documents to which it is a party.

Section 4.2 Litigation. Except as disclosed in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if determined adversely to the Borrower, would have, a material adverse effect on the condition of the Borrower. The Borrower is not in violation of any law or regulation (including environmental laws and regulations and laws relating to employee benefit plans) where such violation could reasonably be expected to impose a material liability on the Borrower.

Section 4.3 Taxes. The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower).

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitment shall have expired or been terminated and the Note and all of the Borrower’s other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

Section 5.1 Financial Statements and Reports. The Borrower will furnish to the Lender:

(a) As soon as available and in any event within 45 days after the end of each fiscal quarter and 90 days after the end of each fiscal year of the Borrower as filed with the U.S. Securities and Exchange Commission.

(b) From time to time, such other information regarding the business, operation and financial condition of the Borrower as the Lender may reasonably request.

Section 5.2 Corporate Existence. The Borrower will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower from enforcing its rights with respect to any material asset or would expose the Borrower to any material liability.

Section 5.3 Insurance. The Borrower will maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

Section 5.4 Payment of Taxes and Claims. The Borrower will file all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, would result in the creation of a Lien upon its property.

Section 5.5 Inspection. The Borrower will permit any Person designated by the Lender to visit and inspect any of the properties, books and financial records of the Borrower, to examine and to make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with its officers at such reasonable times and intervals as the Lender may designate.

Section 5.6 Maintenance of Properties. The Borrower will maintain its properties in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 5.7 Books and Records. The Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitment shall have expired or been terminated and the Note and all of the Borrower’s other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

Section 6.1 Merger. The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person, except where the Borrower is the surviving Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution)

Section 6.2 Liens. The Borrower will not create, incur, assume or suffer to exist any Lien, or enter into any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements except:

(a) Liens granted to the Lender and the Senior Lender;

(b) Liens existing on the Effective Date and shown on the Schedule 6.2 hereto;

(c) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which the Borrower maintains adequate reserves on its books, if they have no priority over any of the Lender’s security interests;

(d) Purchase money Liens (i) on equipment acquired or held by the Borrower incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(e) Non-exclusive licenses or sublicenses granted in the ordinary course of the Borrower’s business and, with respect to any licenses where the Borrower is the licensee, any interest or title of a licensor or under any such license or sublicense, if the licenses and sublicenses permit granting the Lender a security interest;

(f) Leases or subleases entered into in the ordinary course of the Borrower’s business, including in connection with the Borrower’s leased premises or leased property;

(g) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (b) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(h) Liens in respect of property or assets of the Borrower imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, and mechanics’ Liens, statutory landlord’s Liens, and other similar Liens arising in the ordinary course of business, which (y) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower and (z) which are not delinquent;

(i) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances with respect to real estate and not interfering in any material respect with the ordinary conduct of the business of the Borrower;

(j) banker’s Liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

(k) Liens arising from (i) judgments or attachments (or securing of appeal bonds with respect thereto) in an aggregate amount of less than $500,000 provided that the same have no priority over any of the security interests of the Lender in any of the Collateral (including, without limitation, with respect to future advances) as determined by the Lender in its commercially reasonable discretion or (ii) judgments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 7.1(g), provided that no cash or property (other than proceeds of insurance payable by reason of such judgments, decrees or attachments) is deposited or delivered to secure any such judgment, or any appeal bond in respect thereof, the fair market value of which exceeds $500,000 and provided further that the same have no priority over any of the security interests of the Lender in any of the Collateral (including, without limitation, with respect to future advances) as determined by the Lender in its commercially reasonable discretion; and

(l) Liens imposed by law incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security provided that the same have no priority over any of the security interests of the Lender in any of the Collateral (including, without limitation, with respect to future advances).

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

(a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Note or any other obligations of the Borrower to the Lender pursuant to this Agreement and such failure shall continue for ten (10) Business Days.

(b) Any representation or warranty made by or on behalf of the Borrower in this Agreement or by or on behalf of the Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

(c) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) or any other Loan Document and such failure to comply shall continue for 30 calendar days after the date the Lender gives notice of such failure to the Borrower.

(d) The Borrower shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or for a substantial part of the property thereof and shall not be discharged within 45 days, or the Borrower shall make an assignment for the benefit of creditors.

(e) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower and, if instituted against the Borrower, shall have been consented to or acquiesced in by the Borrower or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower.

(f) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower and, if instituted against the Borrower, shall be consented to or acquiesced in by the Borrower or shall remain for 45 days undismissed.

(g) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

Section 7.2 Remedies. If (a) any Event of Default described in Sections 7.1(d), (e), or (f) shall occur with respect to the Borrower, the Commitment shall automatically terminate and the Note and all other obligations of the Borrower to the Lender under this Agreement shall automatically become immediately due and payable, or (b) any other Event of Default shall occur and be continuing, then the Lender may by written Notice to the Borrower (i) declare the Commitment terminated, whereupon the Commitment shall terminate, and (ii) declare the Note and all other obligations of the Borrower to the Lender under this Agreement to be forthwith due and payable, whereupon the same shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence the Lender may exercise all rights and remedies under this Agreement, the Note and any related agreements and under any applicable law.

Section 7.3 Offset. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes the Lender to set off all sums owing by the Borrower to the Lender against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Lender.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modifications, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Section 8.2 Costs and Expenses. The Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses paid or incurred by the Lender in connection with the collection and enforcement of this Agreement and the Note. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

Section 8.3 Waivers, etc. No failure on the part of the Lender or the holder of the Note to exercise and no delay in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any right or remedy the Lender otherwise has.

Section 8.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Lender under Article II hereof shall be deemed to have been given only when received by the Lender.

Section 8.5 Successors and Assigns; Disposition of Loans. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder without the prior written consent of the Lender. The Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Commitment and/or Advances to banks or other financial institutions. The Lender may disclose any information regarding the Borrower in the Lender’s possession to any prospective buyer or participant.

Section 8.6 Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THE LOAN DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 8.7 Consent to Jurisdiction. AT THE OPTION OF THE LENDER, THE LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 8.8 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

Section 8.9 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 8.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

Section 8.11 Subordination. The Borrower’s obligations to the Lender hereunder are subordinate to (i) the Borrower’s obligations to the holders of the Borrower’s 6% Convertible Senior Notes due 2025 issued pursuant to that certain Indenture dated as of October 7, 2005, made by and between the Borrower and Wells Fargo Bank, National Association, as trustee, and (ii) as provided in the Subordination Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ATS MEDICAL, INC.

By /s/Michael Kramer

Print Name Michael Kramer
Title Chief Financial Officer

THEODORE C. SKOKOS

By /s/ Theodore C. Skokos

SCHEDULE 6.2 TO
CREDIT AGREEMENT

PERMITTED LIENS

Jurisdiction	Secured Party	Date filed	Description of Collateral
Minnesota	IOS Capital	10/11/2004	All equipment leased pursuant to Master Lease Agreement No. 204841

Minnesota	Key Equipment Finance	5/18/2005	Canon Image Runner C5800

Minnesota	Northland Financial Carlton Financial Corporation	6/7/2005	All equipment leased pursuant to Master Lease Agreement dated May 26, 2005 by and between ATS Medical, Inc. and Carlton Financial Corporation.

Minnesota	Northland Financial Carlton Financial Corporation	6/17/2005	All equipment leased pursuant to Master Lease Agreement dated May 26, 2005 by and between ATS Medical, Inc. and Carlton Financial Corporation.

EXHIBIT A TO
CREDIT AGREEMENT

This Revolving Note is subordinate (i) in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated concurrently herewith by and between Theodore C. Skokos, a party to the Subordinated Credit Agreement dated concurrently herewith, and Silicon Valley Bank (in such capacity, “First Lien Holder”), a party to the Loan and Security Agreement dated as of July 28, 2004 by and among ATS Medical, Inc. and First Lien Holder, as amended, and (ii) to the obligations of the Borrower to the holders of the Borrower’s 6% Convertible Senior Notes due 2025 and issued pursuant to that certain Indenture dated as of October 7, 2005, made by and between the Borrower and Wells Fargo Bank, National Association, as trustee; and Theodore C. Skokos, by his acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

REVOLVING NOTE

$5,000,000

June 29, 2008
Minneapolis, Minnesota

FOR VALUE RECEIVED, ATS MEDICAL, INC., a corporation organized under the laws of the State of Minnesota (the “Borrower”), hereby promises to pay to the order of THEODORE C. SKOKOS (the “Lender”) at [Address] in lawful money of the United States of America in immediately available funds on the Maturity Date (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) the principal amount of FIVE MILLION DOLLARS AND NO CENTS ($5,000,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

This note is the Note referred to in the Credit Agreement dated as of June 29, 2008 (as the same may be hereafter from time to time amended, restated or modified, the “Credit Agreement”) between the undersigned and the Lender. This note is secured, it is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

The Borrower’s obligations to the Lender hereunder are subordinate to (i) the Borrower’s obligations to the holders of the Borrower’s 6% Convertible Senior Notes due 2025 issued pursuant to that certain Indenture dated as of October 7, 2005, made by and between the Borrower and Wells Fargo Bank, National Association, as trustee, and (ii) as provided in the Subordination Agreement dated as of June 29, 2008, by and between Silicon Valley Bank and the Lender, as the same may be amended, restated or otherwise modified.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

ATS MEDICAL, INC.

By /s/ Michael Kramer
Title Chief Financial Officer

EXHIBIT B TO
CREDIT AGREEMENT

COLLATERAL

The Collateral consists of all of the Borrower’s right, title and interest in and to the following personal property of the Borrower:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of the Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including the Intellectual Property (as defined below) only, however, to the extent and subject to the limitations set forth in the Exclusion Clause (as defined below);

All now existing and hereafter arising accounts, contract rights, payment intangibles, royalties, license rights and all other forms of obligations owing to the Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by the Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by the Borrower;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter-of-credit rights, commercial tort claims, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and the Borrower’s books relating to the foregoing; and

All the Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the Collateral shall not include any Intellectual Property, provided that if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such items that are proceeds of the Intellectual Property consisting of payment intangibles, accounts, license revenues, or general intangibles relating to rights to payment arising therefrom or relating thereto, then in such circumstance, the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property only to the extent necessary to permit perfection of the Lender’s security interest in such proceeds, including, without limitation, payment intangibles, accounts, license revenues, or general intangibles relating to rights to payment (the foregoing is referred to herein collectively as the “Exclusion Clause”).

The term “Intellectual Property” as used herein shall mean the following: the Borrower’s right, title or interest, whether now owned or hereafter acquired, in and to any intellectual property rights of the Borrower of any nature or character, including without limitation, and whether domestic or foreign, the following: (i) any copyrights and copyright applications, whether registered or unregistered, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, and whether said copyrights are statutory or arise under common law, and all rights, claims and demands in any way related to any such copyrights or works, including any rights to sue for past, present or future infringement, and any rights of renewal and extension of copyrights; (ii) any patents, patent applications, patent rights and like protections and any licenses relating to any of the foregoing, and any improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part thereof and any rights to sue for past present or future infringement thereof and any rights arising therefrom and pertaining thereto; (iii) any state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, and any licenses relating to any of the foregoing, whether registered or unregistered and wherever registered, any rights to sue for past, present or future infringement of unconsented use thereof, all rights arising therefrom and pertaining and any reissues, extensions and renewals thereof and the goodwill of the business of the Borrower connected with and symbolized by any of the foregoing; (iv) any trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations or mask-work applications, integrated circuit masks, software, circuit designs and documentation relating thereto, and the goodwill of the business of the Borrower connected with and symbolized by any of the foregoing, including, without limitation, any rights to unpatented inventions, know-how, and operating manuals, including any rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto, provided that with respect to any and all of the foregoing, the term “Intellectual Property” shall not include any proceeds thereof (other than proceeds in the direct form of Intellectual Property) and specifically, without limitation, and regardless of any of the foregoing, the term “Intellectual Property” shall not include any payment intangibles, accounts, license revenues, or general intangibles relating to rights to payment arising therefrom or relating thereto.

EXHIBIT C TO
CREDIT AGREEMENT

SUBORDINATED SECURITY AGREEMENT

This Subordinated Security Agreement and the security interest granted hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated concurrently herewith by and between Theodore C. Skokos, a party to the Subordinated Credit Agreement dated concurrently herewith, and Silicon Valley Bank (in such capacity, “First Lien Holder”), a party to the Loan and Security Agreement dated as of July 28, 2004 by and among ATS Medical, Inc. and First Lien Holder, as amended; and Theodore C. Skokos, by his acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement. Notwithstanding the foregoing, the provisions of this Subordinated Security Agreement shall not be enforced unless and until the obligations of the Borrower to the holders of the Borrower’s 6% Convertible Senior Notes due 2025 and issued pursuant to that certain Indenture dated as of October 7, 2005, made by and between the Borrower and Wells Fargo Bank, National Association, as trustee, have been satisfied in full.

SUBORDINATED SECURITY AGREEMENT

1. Parties. This Subordinated Security Agreement (the “Agreement”), dated as of June 29, 2008, is made and given by ATS Medical, Inc., a corporation organized under the laws of the State of Minnesota (“Grantor”) to Theodore C. Skokos an individual (“Secured Party”) (together with Grantor, the “Parties”).

2. Grant of Security Interest. As security for any and all Indebtedness (as defined below) of Grantor under the Subordinated Credit Agreement dated concurrently herewith, by and between Grantor and Secured Party (as the same may be amended, supplemented or modified from time to time, the “Subordinated Credit Agreement), Grantor hereby irrevocably and unconditionally grants Secured Party a security interest in all of Grantor’s right, title, and interest in and to the Collateral as described on Exhibit A hereto, whether now or hereafter owned, existing, arising or acquired and wherever located.

3. Indebtedness. “Indebtedness” means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of Grantor to Secured Party under the Subordinated Credit Agreement, whether due or not due.

4. No Other Security Interests. Grantor hereby represents and warrants to Secured Party that it owns the Accounts free and clear of any and all liens, encumbrances, or interests of any third parties other than (i) the security interest of Secured Party and (ii) the secured interest in favor of Silicon Valley Bank granted by Grantor under the Loan and Security Agreement dated July 28, 2004, as the same may be amended, restated, modified, or supplemented from time to time.

5. Costs. All advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by Secured Party enforcement of this Agreement (collectively, the “Collateral Costs”), shall become a part of the Indebtedness secured hereunder and shall be paid to Secured Party by Grantor and Grantor immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest of any Indebtedness secured by this Agreement.

6. Events of Default. To the extent permitted by law, at the option of Secured Party without necessity of demand or notice, all or any part of the Indebtedness of Grantor shall immediately become due and payable irrespective of any agreed maturity upon the happening of any of the following events (“Events of Default”); provided, however, that all Indebtedness of Grantor automatically shall become immediately due and payable if a bankruptcy petition is filed with respect to any Grantor: (a) failure to keep or perform any of the terms or provisions of this Agreement, or (b) an Event of Default, as such term is defined in the Subordinated Credit Agreement.

7. Remedies. Upon the happening and continuance of any Event of Default, Secured Party may then exercise as to such collateral all the rights, powers and remedies of an owner and all rights, powers and remedies of a secured party under the Uniform Commercial Code and other laws.

8. Waivers. Grantor waives any right to require Secured Party to (a) proceed against any person, (b) proceed against or exhaust any collateral, or (c) pursue any other remedy in Secured Party’s power; and waive any defense arising by reason of any disability or other defense of Grantor or any other person, or by reason of the cessation from any cause whatsoever of the liability of Grantor or any other person. Until the Indebtedness has been paid in full, Grantor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Agreement, and Grantor waives any right to enforce any remedy which Secured Party now has or may hereafter have against Grantor or against any other person, and waive any benefit of, and any right to participate in, any security now or hereafter held by Secured Party. Grantor authorizes Secured Party, without notice or demand and without affecting Grantor’s liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, such Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) receive and hold security, other than the collateral herein described, for the payment of such Indebtedness or any part thereof, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of the collateral herein described or any part thereof or any such other security; and (c) release or substitute Grantor, or any of the endorsers or guarantors of such Indebtedness or any part thereof, or any other parties thereto.

9. Transfer of Collateral. Upon the transfer of all or any part of the Indebtedness, Secured Party may transfer all or any part of the collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such collateral so transferred, and the transferee shall be vested with all the rights and powers of Secured Party hereunder with respect to such collateral so transferred; but with respect to any collateral not so transferred Secured Party shall retain all rights and powers hereby given.

10. Continuing Agreement. This is a continuing Agreement and all the rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the bankruptcy of Grantor, or any other event or proceeding affecting Grantor.

11. Continuing Powers. Until all Indebtedness shall have been paid in full all rights, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at the time specified hereunder.

12. Other Rights. The rights, powers and remedies given to Secured Party by this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Secured Party.

16. Grantor’s Residence. Grantor agrees to give Secured Party at least thirty (30) days notice before changing its chief executive office or state of organization.

17. Singular and Plural. All words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require, and the obligations and undertakings hereunder are joint and several.

18. Termination. This Agreement shall remain in full force and effect until the Indebtedness has been paid in full and all commitments of Secured Party to lend have been terminated.

19. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

THEODORE C. SKOKOS

By /s/ Theodore C. Skokos

ATS MEDICAL, INC.

By /s/ Michael Kramer
Title Chief Financial Officer

EXHIBIT D TO
CREDIT AGREEMENT

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE UNDERLYING SECURITIES MAY NOT BE TRANSFERRED UNLESS (I) THIS WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

WARRANT

THIS CERTIFIES THAT, for value received, Theodore C. Skokos (the “Holder”) is entitled to subscribe for and purchase up to      fully paid and nonassessable shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of ATS Medical, Inc., a Minnesota corporation (the “Company”), at $2.04 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), upon the terms and subject to the conditions hereinafter set forth. This warrant is being issued on this      day of      ,       (the “Date of Grant”).

This warrant is being issued in connection with that certain Subordinated Credit Agreement, dated as of June 29, 2008 (the “Credit Agreement”), by and between the Company and the Holder. Capitalized terms used and not defined herein shall have the meanings set forth in the Credit Agreement.

1. Term. The right represented by this warrant is exercisable, in whole or in part, at any time and from time to time from the earlier of the Date of Grant (the “Initial Exercise Date”) until [insert seventh anniversary of Date of Grant] (the “Termination Date”).

2. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this warrant may be exercised by the Holder hereof, in whole or in part and from time to time, at the election of the Holder hereof, as applicable, after the Initial Exercise Date. At the time Holder elects to exercise this warrant, the Holder shall (i) surrender this warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; or (ii) exercise the “net issuance” right provided for in Section 9 hereof. In the event of any exercise of the rights represented by this warrant pursuant to this Section 2, certificates for the shares of stock so purchased shall be delivered to the Holder hereof as soon as practicable and in any event within three (3) business days after such exercise and, unless this warrant has been fully exercised or expired, a new warrant representing the portion of the Shares, if any, with respect to which this warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as practicable and in any event within such thirty-day period; provided, however, if requested by the Holder of this warrant, the Company shall use reasonable efforts to cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this warrant to a broker or other person (as directed by the Holder exercising this warrant) within the time period required to settle any trade made by the Holder after exercise of this warrant.

The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this warrant is exercised.

3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this warrant. If at any time during the term of this warrant the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4. Adjustment of Warrant Price and Number of Shares. The number of shares of Common Stock purchasable upon the exercise of this warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this warrant), the Company, or such successor or purchasing corporation, as the case may be, shall (i) in the case of a merger described above, execute and deliver to the Holder a new warrant (in form and substance reasonably satisfactory to the Holder), so that the Holder shall have the right to receive, upon exercise of this warrant, at a total purchase price equal to that payable upon the exercise of the unexercised portion of this warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such merger or sale by a Holder of the number of shares of Common Stock then purchasable under this warrant and (ii) in the case of a reclassification or change in the securities issuable upon exercise of this warrant described above, the Holder shall have the right to receive, upon exercise of this warrant, at a total purchase price equal to that payable upon the exercise of the unexercised portion of this warrant, and (A) in lieu of the shares of Common Stock theretofore issuable upon exercise of this warrant, the number of shares of Common Stock then purchasable under this warrant upon such reclassification or other change in the securities issuable upon exercise of this warrant or (B) in lieu of cash theretofore issuable upon exercise of this warrant, the amount of cash then issuable under this warrant upon such reclassification or other change in the securities issuable upon exercise of this warrant. Any new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.

(b) Subdivision or Combination of Shares. If the Company at any time while this warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions. If the Company at any time while this warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the Holder of this warrant shall receive upon exercise of this warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

5. Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of shares of Common Stock purchasable hereunder shall be adjusted, rounded up to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

6. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its acting chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed to the Holder of this warrant.

7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the product resulting from multiplying the then fair market value of the Common Stock (as determined pursuant to Section 9(c) below) on the date of exercise by such fraction.

8. Compliance with Act; Disposition of Warrant or Shares of Common Stock.

(a) Compliance with Act. The Holder of this warrant, by acceptance hereof, agrees that this warrant, and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this warrant, or any shares of Common Stock except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws. Upon exercise of this warrant, unless the Shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the Holder hereof shall confirm in writing that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This warrant and all shares of Common Stock issued upon exercise of this warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

Said legend shall be removed by the Company, upon the request of a Holder, at such time as the restrictions on the transfer of the applicable security have terminated.

(b) Disposition of Warrant or Shares. This warrant and any shares of Common Stock acquired pursuant to the exercise or conversion of this warrant may be transferred only pursuant to a registration statement filed under the Securities Act or an exemption from such registration. Subject to such restrictions, the Company shall transfer this warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act to establish that such transfer is being made in accordance with the terms hereof, and a new warrant shall be issued to the transferee and the surrendered warrant shall be canceled by the Company. Each certificate representing this warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(c) Applicability of Restrictions. Neither any restrictions of any legend described in this warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this warrant (or the Common Stock obtainable upon exercise hereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, or (iii) to any affiliate of the Holder if the Holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this warrant as if an original Holder hereof.

9. Rights as Shareholders; Information. No Holder of this warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

10. Right to Convert Warrant into Stock: Net Issuance.

(a) Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this warrant, the Holder shall have the right to convert this warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 9 at any time or from time to time during the term of this warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

X = (B – A) divided by Y

Where: X = the number of shares of Common Stock that shall be issued to Holder

Y = the fair market value of one share of Common Stock

A = the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

B = the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

If shares of Common Stock are issuable pursuant to this Section 9, no fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined).

(b) Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1) specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this warrant which are being surrendered (referred to in Section 9(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty (30) days following the Conversion Date.

(c) Determination of Fair Market Value. For purposes of this Section 9, “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean: (i) if traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”); (ii) if traded on a market that is not a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date as reported by Bloomberg; and (iii) if there is no public market for the Common Stock, then fair market value shall be determined by the Board of Directors of the Company in good faith.

(d) Automatic Exercise: If this Warrant would terminate or expire but for the application of this Section 9(d), then if the fair market value of one share of Common Stock exceeds the Warrant Price this Warrant shall be deemed automatically converted pursuant to this Section 9 immediately prior to such termination or expiration.

11. Representations and Warranties. The Company represents and warrants to the Holder of this warrant as follows:

(a) This warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

(b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

(c) The execution and delivery of this warrant are not, and the issuance of the Shares upon exercise of this warrant in accordance with the terms hereof will not be, inconsistent with the Company’s articles of incorporation or bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

12. Registration Rights.

(a) If requested by the Holder (the “Demand Registration Right”), the Company shall prepare and, as soon as practicable but in no event later than 30 calendar days after receiving such a request from the Holder (the “Filing Deadline”), file with the Commission a Registration Statement on Form S-3 (the “Registration Statement”) covering the resale of all of the shares of Common Stock issuable upon exercise of any Warrants issued to the Holder under the Credit Agreement on or before the date of such demand (the “Registrable Securities”). The Holder shall have only one Demand Registration Right, and such Demand Registration Right shall apply to all Registrable Securities issuable to Holder on or before the date of the demand upon the exercise of the Warrants issued by the Company to the Holder in connection with the transactions contemplated by the Credit Agreement.

(b) The Registration Statement prepared pursuant hereto shall register the Registrable Securities for resale, including the number of shares of Common Stock issuable upon exercise of the Warrants by the Holder from time to time in accordance with the methods of distribution elected by such Holder. The Company shall use its best efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but not later than 90 calendar days after the Filing Deadline (the “Effectiveness Deadline”); provided, however, that if the Commission reviews the Registration Statement and requires the Company to make modifications thereto, then the Effectiveness Deadline shall be extended to 120 calendar days after the Filing Deadline. In the event that, before the Registration Statement is declared effective, the offices of the Securities and Exchange Commission are closed due to acts of God, war or terror (or similar circumstances), the Effectiveness Deadline will be extended by a number of days equal to the days of any such closure.

13. Modification and Waiver. This warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

14. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefore on the signature page of this warrant.

15. Binding Effect on Successors. This warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this warrant shall survive the exercise, conversion and termination of this warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

16. Lost Warrants or Stock Certificates. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such warrant or stock certificate, the Company will make and deliver a new warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated warrant or stock certificate.

17. Descriptive Headings. The descriptive headings of the various sections of this warrant are inserted for convenience only and do not constitute a part of this warrant. The language in this warrant shall be construed as to its fair meaning without regard to which party drafted this warrant.

18. Governing Law. This warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Minnesota.

19. Remedies. In case any one or more of the covenants and agreements contained in this warrant shall have been breached, the Holder hereof (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this warrant.

20. No Impairment of Rights. The Company will not, by amendment of its articles of incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this warrant against impairment.

21. Severability. The invalidity or unenforceability of any provision of this warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this warrant, which shall remain in full force and effect.

22. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

23. Entire Agreement; Modification. This warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

(Signature page follows)

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

ATS MEDICAL, INC.

By:
Name:
Title:

Address: 3905 Annapolis Lane North
Suite 105
Minneapolis, MN 55447

EXHIBIT A-1

NOTICE OF EXERCISE

To: ATS MEDICAL, INC. (the “Company”)

1. The undersigned hereby:

elects to purchase shares of common stock of the Company pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full, or elects to exercise its net issuance rights pursuant to Section 9 of the attached warrant with respect to shares of common stock.

2. Please issue a certificate or certificates representing      shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that any aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)